Exhibit (h)(29)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE AGREEMENT by and among TlAA-CREF Life Insurance Company (hereinafter, the “Company”), a New York insurance company, the T. Rowe Price Fixed Income Series, Inc., a corporation organized under the laws of Maryland (hereinafter referred to as the “Fund”) and T. Rowe Price Investment Services, lnc. (hereinafter the “Underwriter”), a Maryland corporation is effective as of October 14, 2014.

WHEREAS, the Company, the Fund and Underwriter are parties to that certain Participation Agreement dated November 14, 2011, as amended (the “Agreement”);

WHEREAS, the parties desire to add T. Rowe Price Equity Series, Inc. as a party to the Participation Agreement;

WHEREAS, T. Rowe Price Equity Series, Inc. desires to become a party to the Participation Agreement (which together with the T. Rowe Price Fixed Income Series, Inc. shall collectively be referred to as the “Funds”);

WHEREAS, the parties desire to add the T. Rowe Price Health Sciences Portfolio (“Portfolio”); and

WHEREAS, the parties desire to amend Schedule A of the Agreement to reflect the additional Fund and Portfolio.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

1.	Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	The parties do hereby agree to add T. Rowe Price Equity Series, Inc. as a party to the Participation Agreement, with the same rights and obligations as afforded to and undertaken by T. Rowe Price Fixed Income Series, Inc. in the Participation Agreement.

3.	T. Rowe Price Equity Series, Inc hereby agrees to be added as a party to the Participation Agreement, with the same rights and obligations as are afforded to and undertaken by T. Rowe Fixed Income Series, Inc. in the Participation Agreement.

4.	All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has ca used this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

COMPANY:	TIAA-CREF LIFE INSURANCE COMPANY

By its authorized officer
By:

	Name:	Todd Sagmoe
	Title:	Vice President
	Date:	9/29/2014

FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer
By:

	Name:	Darrell N. Braman
	Title:	Vice President
	Date:	10/9/14

FUND:	T. ROWE PRICE FIXED INCOME SERIES, INC.

By its authorized officer
By:

	Name:	Darrell N. Braman
	Title:	Vice President
	Date:	10/9/14

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer
By:
	Name:	Fran Pollack-Matz

	Title:	Vice President

	Date:	10/9/14

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